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                                                                   EXHIBIT 10.25


      WEBSIDESTORY, INC., CONFIDENTIALITY AGREEMENT AND TERMS OF EMPLOYMENT


PLEASE READ THIS AGREEMENT CAREFULLY. THIS AGREEMENT DESCRIBES THE BASIC LEGAL AND ETHICAL RESPONSIBILITIES THAT YOU ARE REQUIRED TO OBSERVE AS AN EMPLOYEE EXPOSED TO HIGHLY SENSITIVE TECHNOLOGY AND STRATEGIC INFORMATION IN PERFORMING RESEARCH AND DEVELOPMENT. WEBSIDESTORY'S RELATIONSHIP WITH ITS EMPLOYEES IS BASED ON TRUST, AND EACH INDIVIDUAL WHO WORKS FOR WEBSIDESTORY IS EXPECTED TO MAINTAIN A HIGH DEGREE OF PROFESSIONALISM. WE ARE IN A HIGHLY COMPETITIVE BUSINESS AND WE WANT TO SUCCEED BY THE RULES, FAIR AND SQUARE.

THIS AGREEMENT, is effective as of the date shown on the signature line:

EMPLOYMENT Some of the conditions of your employment with WebSideStory, Inc. (referred to in this agreement as "WebSideStory," the "Company," or "we") are on the exhibit attached to this Agreement.

IF YOU KNOW OF ANY OBLIGATIONS THAT MAY CONFLICT WITH YOUR WORK FOR US, PLEASE LET US KNOW AS SOON AS POSSIBLE.

NONINTERFERENCE WITH THIRD-PARTY RIGHTS The Company is employing you with the understanding that (1) you are free to enter into employment with WebSideStory and (2) only WebSideStory is entitled to the benefit of your work. WebSideStory has no interest in using any other person's patents, copyrights, trade secrets, or trademarks in an unlawful manner. You should be careful not to misapply proprietary rights that WebSideStory has no right to use.

PLEASE OBSERVE THE TERMS OF THIS AGREEMENT, IT IS IMPORTANT.

CONTINUANCE OF EMPLOYMENT The faithful observance of this Agreement by you is, and will remain, a condition of your employment. Also, your employment is terminable at will by either you or WebSideStory at any time. WebSideStory asks that as courtesy, you give at least two weeks' notice in advance of any termination by you of your employment. WebSideStory reserves the absolute right to make any changes in assignment, personnel, or employee benefits at any time.

WEBSIDESTORY'S CONFIDENTIAL INFORMATION AND WHATEVER YOU CREATE WHILE WORKING FOR WEBSIDESTORY, IS OWNED BY WEBSIDESTORY. IN PART, THAT IS WHAT WE ARE PAYING FOR.

EXISTING PROPRIETARY RIGHTS We are not aware of any patents, patent applications, copyrights, trade secrets, or trademarks that you own, or have any claim in. (If there are any, list them here).

OWNERSHIP OF WORK PRODUCT

a. WebSideStory will own all Work Product (as defined in this Agreement ). All Work Product will be considered work made for hire by you and owned by WebSideStory.


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b. If any of the Work Product may not, by operation of law, be considered work made for hire by you for WebSideStory, or if ownership of all right, title, and interest of the intellectual property rights therein will not otherwise vest exclusively in WebSideStory, you agree to assign, and upon creation thereof automatically assign, without further consideration, the ownership of all Trade Secrets as defined in this Agreement, U.S. and international copyrights, patentable inventions, and other intellectual property rights therein to WebSideStory, its successors, and assigns.

c. WebSideStory, its successors, and assigns, will have the right to obtain and hold in its or their own name copyrights, registrations, and any other protection available in the foregoing.

d. You agree to perform, upon the reasonable request of WebSideStory, during or after your employment, such further acts as may be necessary or desirable to transfer, perfect, and defend WebSideStory's ownership of the Work Product. When requested, you will:

1. execute, acknowledge, and deliver any requested affidavits and documents of assignment and conveyance;

2. obtain and aid in the enforcement of copyrights and, if applicable, patents with respect to the Work Product in any countries;

3. provide testimony in connection with any proceeding affecting the right, title, or interest of WebSideStory in any Work Product; and

4. perform any other acts as necessary or desirable to carry out the purposes of this Agreement.

WebSideStory will reimburse all reasonable out-of-pocket expense, incurred by you at WebSideStory's request, in connection with the above, including (unless you are otherwise being compensated at the time) a reasonable per diem or hourly fee for services rendered following termination of your employment.

e. In this Agreement, "Work Product" means all intellectual property rights, including all confidential information, confidential documents, trade secrets, works of copyrightable authorship, U.S. and international copyrights, patentable inventions, US and foreign letters patent, discoveries and improvements, all trademarks and other intellectual property rights, in any programming, documentation, technology relating to the business and interests of WebSideStory, including any such technology that you conceive, develop, or deliver to WebSideStory at any time during the term of your employment. Work Product also includes all intellectual property rights in any programming, documentation, technology, or other work product that is now contained in any of the products or systems, including development and support systems, of WebSideStory to the extent you conceived, developed, or delivered such Work Product to WebSideStory prior to the date of this Agreement while you were engaged as an independent contractor or an employee of WebSideStory. You irrevocably give up, for the benefit of WebSideStory and its assigns, any moral rights in the any works of copyrightable authorship recognized by applicable law.

EXCEPTIONS Except as set forth above, WebSideStory will not make claim to any invention for which no equipment, supplies, facilities, or WebSideStory confidential information was used, which was developed entirely on your own time, and which does not (i) relate to the business of WebSideStory (ii) relate to WebSideStory's actual or demonstrable anticipated research or development, or
(iii) result from any work performed by you for Employer.


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YOU AGREE TO KEEP WEBSIDESTORY CONFIDENTIAL INFORMATION IN STRICT CONFIDENCE.

WEBSIDESTORY CONFIDENTIALITY Your position with WebSideStory requires considerable responsibility and trust. Relying on your ethical responsibility and undivided loyalty, WebSideStory expects to entrust you with highly sensitive confidential, restricted, and proprietary information involving Trade Secrets (as defined below). It could prove very difficult to isolate these Trade Secrets from business activities that you might consider pursuing after termination of your employment, and in some instances, you may not be able to compete with WebSideStory in certain ways because of the risk that WebSideStory's Trade Secrets might be compromised. You are legally and ethically responsible for protecting and preserving WebSideStory's proprietary rights for use only for WebSideStory's benefit, and these responsibilities may impose unavoidable limitations on your ability to pursue some kinds of business opportunities that might interest you during or after your employment.

TRADE SECRETS DEFINED For purposes of this Agreement, a "Trade Secret" is any information, including, but not limited to, technical or non-technical data, formulas, patterns, compilations, programs, devices, methods, techniques, drawings, processes, financial data, employee salaries, financial plans, product plans, or lists of actual or potential customers or suppliers that: (1) derive economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from their disclosure or use; and (2) are the subject of efforts that are reasonable under the circumstances to maintain their secrecy.

RESTRICTIONS ON USE AND DISCLOSURE OF TRADE SECRETS You agree not to use or disclose any Trade Secrets of WebSideStory during your employment and for so long afterwards as the pertinent information or data remain Trade Secrets, regardless of whether the Trade Secrets are in written or tangible form, except as required to perform any duties for WebSideStory.

SCREENING OF PUBLIC RELEASES OF INFORMATION In addition, and without any intention of limiting your other obligations under this Agreement in any way, you should not, during your employment, reveal any non-public information concerning the technology pertaining to the proprietary products and manufacturing processes of WebSideStory (particularly technology under current development or improvement), unless you have obtained written approval from WebSideStory in advance. In that connection, you should submit to WebSideStory for review any proposed scientific and technical articles and the text of any public speeches relating to work done for WebSideStory before they are released or delivered. WebSideStory has the right to disapprove and prohibit, or delete any parts of such articles or speeches that might disclose WebSideStory's Trade Secrets or other confidential information or otherwise be contrary to WebSideStory's business interests.

UPON YOUR TERMINATION OF EMPLOYMENT WITH WEBSIDESTORY, YOU AGREE TO TURN OVER ALL NOTES, DATA, DISKETTES, TAPES, REFERENCE ITEMS, SKETCHES OR DRAWINGS, MEMORANDA, RECORDS, AND THE MATERIALS IN YOUR POSSESSION OR CONTROL WHICH IN ANY WAY RELATE TO ANY WEBSIDESTORY CONFIDENTIAL INFORMATION.

RETURN OF MATERIALS At the request of WebSideStory and, in any event, upon the termination of your employment, you must return to WebSideStory and leave at its disposal all memoranda, notes, records, drawings, manuals, computer programs, documentation, diskettes, computer tapes, and other documents or media pertaining to the business of WebSideStory or your specific duties for WebSideStory, including all copies of such materials. You must also return to WebSideStory and leave at its disposal all materials involving


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any Trade Secrets of WebSideStory. This Section is intended to apply to all materials made or compiled by you, as well as to all materials furnished to you by anyone else in connection with your employment. YOU ARE OBLIGATED TO CONTINUE TO PROTECT WEBSIDESTORY'S CONFIDENTIAL INFORMATION, AFTER YOU LEAVE OUR EMPLOYMENT.

UNFAIR COMPETITION Employee acknowledges and agrees that the sale or unauthorized use or disclosure of any of WebSideStory's trade secrets obtained by Employee during the course of his engagement, including information concerning WebSideStory's current or any future and proposed work, series or products, the facts that any such work services, or products are planned, under consideration, or in production, as well as any descriptions thereof, constitute unfair competition. Employee promises and agrees not to engage in any unfair competition with WebSideStory, either during the term of his engagement or at any time thereafter.

HIRING EMPLOYEES You agree, for a period ending one year after the termination of your employment with WebSideStory, not to hire or engage, or attempt to hire or engage, directly or indirectly, any individual who was an employee of WebSideStory at any time during the one-year period prior to the date of your termination of employment with WebSideStory, whether for or on behalf of you or for any entity in which you have a direct or indirect interest, whether as a proprietor, partner, stockholder, employee, agent, representative, or otherwise.

IF ANY PART OF THIS AGREEMENT IS NOT LEGAL, THE OTHER LEGAL PARTS WILL REMAIN IN FORCE.

SEVERABILITY The covenants in this Agreement will be construed as covenants independent of one another and as obligations distinct from any other contract between you and WebSideStory. Any claim that you may have against WebSideStory will not constitute a defense to enforcement by WebSideStory of this Agreement.

SOME OF YOUR OBLIGATIONS WILL SURVIVE THE TERMINATION OF YOUR EMPLOYMENT WITH WEBSIDESTORY.

SURVIVAL OF OBLIGATIONS The covenants in this Agreement concerning work product, trade secrets, confidential information, unfair competition and hiring employees will survive termination of your employment, regardless of who causes the termination and under what circumstances.

WEBSIDESTORY WILL BE IRREPARABLY HARMED IF YOU BREACH WEBSIDESTORY CONFIDENTIALITY OR TAKE TRADE SECRETS. TO PROTECT OURSELVES, WE MUST BE ABLE TO STOP ANY EMPLOYEE IMMEDIATELY WHO MISAPPROPRIATES WEBSIDESTORY CONFIDENTIAL INFORMATION OR TRADE SECRETS.

SPECIFIC PERFORMANCE AND CONSENT TO INJUNCTIVE RELIEF Irreparable harm will be presumed if you breach any covenant in this Agreement. The faithful observance of all covenants in this Agreement is an essential condition to your employment, and WebSideStory is depending upon absolute compliance. Damages would probably be very difficult to ascertain if you breached any covenant in this Agreement. This Agreement is intended to protect the proprietary rights of WebSideStory in many important ways. Even the threat of any misuse of the technology of WebSideStory would be extremely harmful, since that technology is essential to the business of WebSideStory. In light of these facts, you agree that any court of competent jurisdiction should immediately enjoin any breach of this Agreement upon the request of WebSideStory. Also, you specifically release WebSideStory from the requirement of posting any bond in connection with temporary or interlocutory injunctive relief, to the extent permitted by law.

HOW YOU RECEIVE NOTICES RELATING TO THIS AGREEMENT.


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NOTICES All notices required under this Agreement will be made in writing and will be deemed given when (1) delivered in person, (2) deposited in the U.S. mail, first class, with proper postage prepaid and properly addressed, or (3) sent through the interoffice delivery service of WebSideStory, if you are still employed by WebSideStory at the time.

THIS AGREEMENT APPLIES TO ALL WEBSIDESTORY RELATED PARTIES.

RELATED PARTIES This Agreement will inure to the benefit of, and be binding upon, WebSideStory and its subsidiaries and its affiliates, together with their successors and assigns, and you, together with your executor, administrator, personal representative, heirs, and legatees.

THIS AGREEMENT REFLECTS THE TERMS OF YOUR EMPLOYMENT WITH WEBSIDESTORY. THE TERMS OF ANY PRIOR LETTERS, NEGOTIATIONS, OR UNDERSTANDINGS THAT CONTRADICT ANY PROVISION OF THIS AGREEMENT ARE UNENFORCEABLE.

MERGER This Agreement merges and supersedes all prior and contemporaneous agreements, undertakings, covenants, or conditions, whether oral or written, express or implied, to the extent that they contradict or conflict with the terms and conditions hereof. This Agreement is not intended to modify or impair the effectiveness of the general rules and policies WebSideStory may announce from time to time.

ARBITRATION The parties agree that they will submit any dispute that arises under this Agreement to arbitration in San Diego County, California. The parties hereby agree to use a third party neutral referred by American Arbitration Association who will conduct the arbitration under the American Arbitration Association rules for Arbitration. The cost of the arbitration will be shared equally by both parties.

CHOICE OF LAW This Agreement will be governed by and enforced under the laws of the State of California, in San Diego County.

IN WITNESS WHEREOF, you, as an employee of WebSideStory, have entered and executed this Agreement under seal, and WebSideStory has accepted your undertaking.


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I HAVE CAREFULLY READ AND CONSIDERED THE PROVISIONS OF THIS AGREEMENT. I
UNDERSTAND AND ACKNOWLEDGE THAT THE TERMS AND CONDITIONS ARE FAIR AND APPEAR REASONABLY REQUIRED FOR THE PROTECTION OF WEBSIDESTORY AND ITS BUSINESS.

EMPLOYEE:
/s/ RANDALL BROBERG
----------------------------------
NAME: Randall Broberg

Date: April 25, 2000
     -----------------------------

SOCIAL SECURITY NO:     ___ - __ - ___

DRIVER'S LICENSE NO:  ________________ STATE: ____

ADDRESS:

-----------------------------------

-----------------------------------


ACCEPTED:

WEBSIDESTORY INC.:

/s/ MICHAEL CHRISTIAN
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Michael Christian, Senior Vice President

Date: April 25, 2000
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      WEBSIDESTORY, INC., CONFIDENTIALITY AGREEMENT AND TERMS OF EMPLOYMENT
                                    EXHIBIT A


A1.      SALARY
         Employee will be paid an annual salary of $170,000.00. Employee's salary will be paid in equal installments at regular payroll periods (every two weeks). Employee's salary will be reviewed periodically by the president of WebSideStory and may be adjusted from time to time at his sole discretion.

A2.      DUTIES
         Employee will serve as general counsel and chief privacy officer. Employee's duties may be reasonably modified at WebSideStory's discretion. Employee will be under the management of the president of the company. Employee will diligently execute his or her duties and will devote substantially all of his or her time, skill, and effort during ordinary working hours to such duties.

A3.      DEDUCTIONS
         WebSideStory will deduct from any compensation payable to Employee the sums that it is required by law to deduct, including but not limited to federal and state withholding taxes, social security taxes and state disability insurance.

A4.      BENEFITS
         Medical coverage is a benefit that WebSideStory provides for its employees alone; spouses are excluded from coverage. At your own cost, however, we do give you the option to include your spouse in the medical and/or dental plan offered. Since WebSideStory is billed for the spouse premium, we will in turn deduct the premium from your paycheck. Employee will be entitled to medical coverage after a period of 30 days.

A5.      VACATION, ILLNESS, AND HOLIDAYS
         Employee will be entitled each year to vacation time at full pay in accordance with WebSideStory's vacation policy.

A6.      START DATE
         Employee's first day of employment is/was April 10, 2000.

A7.      STOCK OPTIONS, SEVERANCE
         On or promptly after Employee's first day of employment is, the Company will grant to Employee options to purchase up to $400,000 shares of the Company's common stock (the OPTIONS) pursuant to the Company's 2000 Equity Incentive Plan. This option grant is subject to the terms and conditions of a stock option agreement and to applicable state and federal laws including tax and securities laws. The Options will vest only as long as Employee is continuously employed by the Company as follows:

         1 50,000 will vest on the six-month anniversary of the date of grant;
         2 the remaining Options will vest monthly at the rate of 8,333 for each full month of Employee's continuous service from the six-month anniversary of the date of grant until the fourth anniversary of the date of grant;


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         3     on the fourth anniversary of the date of grant, the remaining
               8,349 unvested Options will vest;
         4 if the continuous service of Employee is terminated without Cause subsequent to a Change in Control, then the Company will pay Employee a severance payment of $85,000.00, and fifty percent (50%) of the total number of unvested shares shall immediately vest. For this purpose, Change in Control means: (i) a dissolution or liquidation of the Company; (ii) a sale of all or a majority of the assets of the Company; (iii) a merger or consolidation in which the Company is not the surviving corporation and in which beneficial ownership of securities of the Company representing at least fifty percent (50%) of the combined voting power entitled to vote in the election of directors has changed; (iv) a reverse merger in which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, and in which beneficial ownership of securities of the Company representing at least fifty percent (50%) of the combined voting power entitled to vote in the election of directors has changed; or (v) an acquisition by any person, entity or group within the meaning of Section 13(d) or 14(d) of the Exchange Act, or any comparable successor provisions (excluding any employee benefit plan, or related trust, sponsored or maintained by the Company or subsidiary of the Company or other entity controlled by the Company) of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act, or comparable successor rule) of securities of the Company representing at least fifty percent (50%) of the combined voting power entitled to vote in the election of directors. For this purpose only, Cause means the occurrence of any of the following (and only the following): (i) your conviction of any felony involving fraud or act of dishonesty against the Company or its affiliates; (ii) conduct by you which, based upon good faith and reasonable factual investigation and determination of the Company (or, if you are an officer, of the board of directors of the Company), demonstrates gross unfitness to serve; or (iii) your intentional, material violation of any statutory or fiduciary duty that you have to the Company or its Affiliates. In addition, if you are not an officer, Cause also shall include your poor performance of services for the Company or its Affiliates as determined by the Company following (A) written notice to you describing the nature of such deficiency and (b) your failure to cure such deficiency within thirty (30) days following receipt of the such written notice.